Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, Massachusetts 01605
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2011, relating to the financial statements of RXi Pharmaceuticals Corporation appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2010.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts
May 9, 2011